UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Grant Prideco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The following communication was sent to employees of Grant Prideco, Inc. on February 18, 2008:

Michael McShane
Chairman, Chief Executive Officer
and President
February 18, 2008
Dear Employees:
As 2008 is off to a fast start, I wanted to take this opportunity to give you an update on the status of the pending transactions with National Oilwell Varco and Vallourec.
As you can appreciate, transactions of this magnitude have a lot of moving parts and many details to address. Being a publicly traded company, we are required to follow strict guidelines and procedures that often extend the timelines of moving towards closure. Most often, we have no real control over the pace in which the Federal Government reviews and approves transactions such as these.
The good news is that both transactions are working their way through the approval process and should be finalized in the next couple of months.
As I discussed in my correspondence in December, I recognize and appreciate that change can be unsettling and create anxiety about what lies ahead. However, I am still convinced that both transactions will create many positive opportunities to strengthen, leverage and expand our business lines. This in turn will create new opportunities for our employees by being part of larger, more diversified companies.
Our discussions with National Oilwell Varco and Vallourec have confirmed that they recognize the quality and expertise of our employees and they are both excited about having the Grant Prideco employees continuing to create success under their new ownership.

In both cases, a careful review of employee benefit plans and organizational structure are underway to ensure a smooth and equitable transition.
As we move toward closure of the transactions, it is critical to stay focused on our business and make sure that we stay on plan for 2008.
Keep up the good work and I will keep you posted as we continue to move through the transition period.

Sincerely,
/s/ Mike McShane
Mike McShane

Additional Information
In connection with the proposed transaction between National Oilwell Varco, Inc. and Grant Prideco, Inc., National Oilwell Varco filed a Registration Statement on Form S-4. Such registration statement includes a preliminary proxy statement of Grant Prideco, Inc. that also constitutes a preliminary prospectus of National Oilwell Varco, Inc. Grant Prideco, Inc. and its respective directors and officers may be deemed to be participants in the solicitation of proxies from its stockholders. Information about these persons can be found in Grant Prideco’s Annual Report on Form 10-K filed with the SEC and forms 8-K filed with the SEC since the date of filing of the Form 10-K, and additional information about such persons may be obtained from the preliminary proxy statement/prospectus and from the definitive proxy statement/prospectus when it becomes available. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE FORM S-4 AND PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a copy of such documents when they become available, without charge, from the SEC’s web site at www.sec.gov.